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                                                                  Exhibit (10-7)


                              ASSIGNMENT AGREEMENT


Tells Assignment Agreement (the "Agreement") is entered into as of April 30, 1996 by and between Telecom (AE), a division of Wina Associates Limited ("TAE" or "Assignee") and Consolidated Telecom Corporation (~CTC~ or "Assignor").

RECITALS

A CTC is the assignee of the interest of lnternet Communications Services, Inc. ("Internet") in a


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certain Validation Processing Purchase Agreement with La Opinion Tarieta
Telefonica Telecard, Inc. a California corporation ("La Opinion") whereby Internet supplies telecommunication services and La Opinion purchases such services from Internet for resale (the "La Opinion Agreements"), a copy of which La Opinion Agreement is; attached as Exhibit "A" and a copy of the Assignment Agreement is attached as Exhibit "B".

B. TAE desires to acquire all of CTC's right, title and interest to the La Opinion Agreement, and

C. CTC is willing to assign the La Opinion Agreement to TAE on the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the covenants herein contained, TAE and Internet agree as follows:

1. RECITALS AND DEFINITIONS


A. The foregoing recitals are true and correct and are incorporated herein and made a part hereof.

B. For purposes of this Agreement, the terms set forth below shall have the following meanings:

1. "La Opinion Agreement" has the meaning set forth in the recitals above.

2. BASIC TRANSACTION

A In consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by CTC, CTC does hereby assign, transfer and set over to TAE and TAE does hereby receive and acquire all of CTC's right, title and interest in the La Opinion Agreement.


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3. MISCELLANEOUS


A. NOTICES. All notices or other communications require or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy or prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other address as are given to the other parties to this Agreement in the manner set forth herein:

1) If to the Assignor, to:

CONSOLIDATED TELECOM CORPORATION
54 - 673 Inverness Way
La Quinta, California
92253
Tel: (619) 771-4500
Fax: (619) 771-4527

With courtesy copies to:

James M. Kaplan, Esq.
WILSON, ELSER
100 Southeast Second Street
3800 International Place
Miami, Florida 33131

(ii) If to the Assignee, to:

TELECOM (AE), A DIVISION OF WINA ASSOCIATES LIMITED c/o JONES McCLOY PETERSON, Affiliated Law Practices as represented by Roderick H. McCloy Law Corporation 1700 Three Bentall Centre P.O.Box 49117, 595 Burrard Street Vancouver, British Columbia, Canada V7X 1G4 Telephone No: 604-891-1336 Facsimile No:604-682-7329

Any such notices shall be effective when delivered in person or sent by telecopy, one business day after being sent by overnight delivery or three business days after being by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

B. Further Assurances. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or overwise to early out the intent and purposes of this Agreement.


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C. Costs and Expenses. Each party hereto agrees to pay its own costs and expenses, including legal accounting, brokerage, consultant and adviser fees, incurred in negotiating this Agreement and consummating the transactions described herein.

D. Time.  Time is of the essence.

E. Entire Agreement. This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters, and understandings relating to the subject matter hereof.

F. Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification sought.

G. Choice of Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Nevada.

H. Heading. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

I. PRONOUNS. All pronouns and any variations whereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

J. Number and Gender. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter as the context indicates is appropriate.

K. CONSTRUCTION. The parties hereto and heir respective legal counsel participated in the preparation of this Agreement, therefore this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

L. EFFECT OF WAIVE. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of his Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or waiver by such party or any breach of any other provision.

M. Severability. The invalidity, illegality or unenforcability of any provision of this Agreement which will remain in full force and effect, nor will the invalidity, Illegality or unenforcability of any portion of any provision of this Agreement effect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be performed, construed and enforced as if such invalid, illegal or unenforceable provision had never been


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contained herein.

N. BINDING NATURE. This Agreement will be binding upon and will enure to the benefit of any successor or successors of the parties hereto.

O. NO THIRD PARTY BENEFICIARIES. No person shall be deemed to possess any third party beneficial right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

P. COUNTERPARTS. This Agreement may be executed by fax or facsimile transmission and in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CONSOLIDATED TELECOM CORPORATION

By: /s/ Stefan Tevis

TELECOM (AE), A DIVISION OF
WINA ASSOCIATES LIMITED

By: /s/ Sir Quentin Charles Agnew Somerville, Director



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